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                                                                 EXHIBIT 99.1(B)
                    MEDICAL RESEARCH INVESTMENT FUND, INC.

                              ARTICLES OF AMENDMENT
                          CHANGING NAME OF CORPORATION

      Medical Research Investment Fund, Inc., a Maryland Corporation having its principle office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The charter of the Corporation is hereby amended by striking out Article II of the Articles of Incorporation and inserting in lieu thereof the following:

                                   ARTICLE II

                         The name of the Corporation is:
               EV TRADITIONAL WORLDWIDE HEALTH SCIENCES FUND, INC.

      SECOND: This Amendment does not increase the authorized stock of the Corporation.

      THIRD: The foregoing amendment to the charter of the Corporation was approved by a majority of the Board of Directors on July 17, 1996 and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

      FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      IN WITNESS WHEREOF, Medical Research Investment Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 28, 1996.

ATTEST:                                   MEDICAL RESEARCH INVESTMENT FUND, INC.

/s/ Iris R. Clay                          /s/ Samuel D. Isaly
-------------------------------------     -------------------------------------
    Iris R. Clay                              Samuel D. Isaly
    Secretary                                 President

      THE UNDERSIGNED, President of MEDICAL RESEARCH INVESTMENT FUND, INC. Who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          /s/ Samuel D. Isaly
                                          -------------------------------------
                                              Samuel D. Isaly
                                              President